Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 8 to the Registration Statement on Form S-11 (No. 333-196282) (“Amendment No. 8”) of Reven Housing REIT, Inc. (the “Company”) and the inclusion in Amendment No. 8 of our report dated March 25, 2014 (Except for Restatement of Prior Period Consolidated Financial Statements under Note 1, as to which the date is March 10, 2015) with respect to the consolidated financial statements of the Company for the year ended December 31, 2013.

San Diego, California February 9, 2016	/s/ PKF PKF Certified Public Accountants A Professional Corporation